UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 14, 2013

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2013-5

(Exact Name of Issuing Entity as Specified in its Charter)

Commission File Number of Issuing Entity: 333-180147-08

SANTANDER DRIVE AUTO RECEIVABLES LLC

(Exact Name of Depositor as Specified in its Charter)

Commission File Number of Depositor: 333-180147

SANTANDER CONSUMER USA INC.

(Exact Name of Sponsor as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity/Registrant)

90-6257444

(Issuing Entity’s I.R.S. Employer Identification No.)

c⁄o Santander Drive Auto Receivables LLC 8585 North Stemmons Freeway, Suite 1100-N Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 292-1930

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Registrant is filing the exhibit(s) listed in Item 9.01(d) below in connection with the issuance of Class A-1 Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2-A Auto Loan Asset Backed Notes (the “Class A-2-A Notes”), Class A-2-B Auto Loan Asset Backed Notes (the “Class A-2-B Notes”), Class A-3 Auto Loan Asset Backed Notes, (the “Class A-3 Notes” and, together with the Class A-1 Notes, and Class A-2-A Notes and Class A-2-B Notes, the “Class A Notes”), Class B Auto Loan Asset Backed Notes (the “Class B Notes”), Class C Auto Loan Asset Backed Notes (the “Class C Notes”) and Class D Auto Loan Asset Backed Notes (the “Class D Notes” and, together with the Class A Notes, Class B Notes and Class C Notes, the “Publicly Registered Notes”) and Class E Auto Loan Asset Backed Notes by Santander Drive Auto Receivables Trust 2013-5 described in the Prospectus Supplement dated November 14, 2013.

This Current Report on Form 8-K is being filed in connection with the issuance of the Publicly Registered Notes to satisfy an undertaking to file unqualified legality and tax opinions at the time of each takedown from the Registration Statement. Copies of the legality and tax opinions delivered by Mayer Brown LLP, counsel to the Registrant, in connection with the issuance of the Publicly Registered Notes are attached hereto as Exhibits 5.1 and 8.1, respectively.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit
No.	Document Description
5.1	Opinion of Mayer Brown LLP with respect to legality matters
8.1	Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 18, 2013	SANTANDER DRIVE AUTO RECEIVABLES LLC

	By:	/s/ Andrew Kang
	Name:	Andrew Kang
	Title:	Vice President